

Two Harbors Investment Corp.

August 5, 2010

2010 Second Quarter Earnings Call

Safe Harbor Statement

Forward-Looking Statements

This presentation includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operation costs, the rate at which we are able to deploy our available capital, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates, the impact of new legislation or regulatory changes on our operations, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission ("SEC"). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Second Quarter 2010 Highlights

- Declared quarterly dividend of $0.33 per share in June 2010, representing 16% yield on an annualized basis[1].
- Delivered core earnings of $0.26 per share and realized gains of $0.05 per share for the quarter.
- Portfolio delivered weighted, annualized yield of 5.4%, an approximate 45 basis point increase over the prior quarter yield.
- Completed secondary offering raising net proceeds of $107 million in April 2010.
- Reduced weighted operating expense ratio by approximately 100 basis points subsequent to the completion of the capital raise.

(1) Second quarter 2010 dividend may not be indicative of future dividend distributions. The Company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the Company's common stock calculated is based on the June 30, 2010 closing price of $8.25.

Operating Performance

Operating Performance (In millions, except for per share amounts)	Core Earnings	Realized Gains	Unrealized MTM	Q1-2010 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q2-2010 Financials
Interest income	$ 6.2	$ -	$ -	$ 6.2	$ 9.1	$ -	$ -	$ 9.1
Interest expense	0.6	-	-	0.6	0.8	-	-	0.8
Net interest income	5.6	-	-	5.6	8.3	-	-	8.3
Gain on sale of investment securities, net	-	1.2	-	1.2	-	0.8	-	0.8
Loss on interest rate swap agreements[1]	(0.4)	-	(1.1)	(1.5)	(0.8)	-	(3.3)	(4.1)
Gain on other derivative instruments	-	0.3	0.6	0.9	-	0.4	(0.2)	0.2
Total other income	(0.4)	1.5	(0.5)	0.6	(0.8)	1.2	(3.5)	(3.1)
Management fees	0.4	-	-	0.4	0.8	-	-	0.8
Operating expenses	1.0	-	-	1.0	1.1	-	-	1.1
Total expense	1.4	-	-	1.4	1.9	-	-	1.9
Net income (loss) before income taxes	3.8	1.5	(0.5)	4.8	5.6	1.2	(3.5)	3.3
Benefit from income taxes	0.1	-	0.4	0.5	0.2	(0.2)	0.8	0.8
Net income (loss)	**$ 3.9**	**$ 1.5**	**$ (0.1)**	**$ 5.3**	**$ 5.8**	**$ 1.0**	**$ (2.7)**	**$ 4.1**
Basic and diluted weighted average EPS	$ 0.29	$ 0.11	$ (0.00)	$ 0.40	$ 0.26	$ 0.05	$ (0.13)	$ 0.18
Supplemental data:								
Unrealized gains/(losses) on interest rate swaps				$ (1.1)				$ (3.3)
Deferred tax benefit				0.4				0.6
Total				**$ (0.7)**				**$ (2.7)**

(1) Second Quarter 2010 loss on interest rate swap agreements of $0.8 million includes $0.3 million in interest costs for swaps associated with U.S. Treasuries.

TWO HARBORS

Operating Performance Metrics

Earnings per Diluted Weighted Average Share Outstanding (In millions, except for per share amounts)	**Q1-2010 Earnings**	**Q1-2010 EPS**	**Q2-2010 Earnings**	**Q2-2010 EPS**	**Q2 YTD Earnings**	**Q2 YTD EPS**
Core Earnings[1]	$ 3.9	$ 0.29	$ 5.8	$ 0.26	$ 9.7	$ 0.54
GAAP Net Income	$ 5.3	$ 0.40	$ 4.1	$ 0.18	$ 9.4	$ 0.52
Adjusted GAAP Earnings[2]	$ 6.1	$ 0.45	$ 6.8	$ 0.30	$ 12.8	$ 0.72
Comprehensive Income	$ 8.8	$ 0.66	$ 3.4	$ 0.15	$ 12.2	$ 0.68

Return on Average Equity (Percent)	**Q1-2010**	**Q2-2010**	**Q2 YTD 2010**
Core Earnings return on average equity[1]	12.6%	11.4%	11.9%
GAAP return on average equity	17.1%	8.1%	11.5%
Adjusted GAAP Earnings return on average equity[2]	19.5%	13.4%	15.7%
Comprehensive Income return on average equity	28.3%	6.7%	14.9%

(1) Core Earnings is a non-GAAP measure that the Company defines as net income, excluding impairment losses, gains or losses on sales of securities, unrealized gains or losses on interest rate swaps, gains or losses on other derivative instruments and certain non-recurring expenses.

(2) Adjusted GAAP Earnings is a non-GAAP measure that the Company defines as GAAP Net Income, excluding the unrealized fair value gains and losses associated with the Company's interest rate swaps.

TWO HARBORS

Balance Sheet

Balance Sheet (In millions, except for per share amounts)		**March 31, 2010**		**June 30, 2010**
Assets				
Available-for-sale securities, at fair value	$	520.2	$	977.9
Cash and cash equivalents		25.4		71.4
Derivative assets, at fair value		3.5		32.6
Other assets		49.9		44.9
Total Assets	$	**599.0**	$	**1,126.8**
Liabilities and Stockholders' Equity				
Repurchase agreements	$	450.0	$	866.3
Derivative liabilities, at fair value		16.7		21.6
Other liabilities		6.5		11.5
Total liabilities		473.2		899.4
Total stockholders' equity		125.8		227.4
Total Liabilities and Stockholders' Equity	$	**599.0**	$	**1,126.8**
Leverage on RMBS securities and Agency derivatives[1]		3.6x		3.2x

(1) Leverage is defined as total borrowings to fund RMBS securities and Agency derivatives divided by total equity. Total borrowings to fund RMBS securities and Agency derivatives was $450 million at March 31, 2010, and $722 million at June 30, 2010.

TWO HARBORS

Change in Stockholders' Equity

Change in Stockholders' Equity (In millions, except for per share amounts)		**Q1-2010 Book Value**		**Q1-2010 Book Value per Share (diluted basis)**[1]		**Q2-2010 Book Value**		**Q2-2010 Book Value per Share (diluted basis)**[1]
Beginning stockholders' equity	$	121.7	$	9.08	$	125.8	$	9.38
Net proceeds from common stock issuance		-		-		106.8		(0.46)
GAAP net income:								
Core Earnings, net of tax		3.9		0.29		5.8		0.22
Realized gains and losses, net of tax		1.5		0.11		1.0		0.04
Unrealized mark-to-market gains and losses, net of tax		(0.1)		-		(2.7)		(0.10)
Other comprehensive income, net of tax		3.5		0.26		(0.7)		(0.03)
Dividend declaration		(4.8)		(0.36)		(8.6)		(0.33)
Other		0.1		-		-		(0.02)
Ending stockholders' equity	$	**125.8**	$	**9.38**	$	**227.4**	$	**8.70**

(1) Diluted shares outstanding at end of period are used as the denominator in change in book value per share calculation.

TWO HARBORS

RMBS Portfolio Composition

Deployment of Capital During Q2-2010

As of March 31, 2010
$520M RMBS Portfolio


Mezzanine
$19
Senior
$88
Hybrid ARMs
$291
Interest Only
$14
$108
Fixed Rate
Agency Bonds $413M
Non-Agency Bonds $107M

As of June 30, 2010
$832M RMBS Portfolio


Mezzanine
$37
$298
Hybrid ARMs
Senior
$157
Interest Only
$14
Fixed Rate
$326
Agency Bonds $638M
Non-Agency Bonds $194M

Agency: Vintage & Prepayment Protection	Q1-2010	Q2-2010
Prepayment protected	28%	18%
Low loan balances	0%	31%
Pre-2002 vintages	17%	13%
2002-2005 vintages	39%	26%
2006 and subsequent vintages	16%	12%

Non-Agency: Loan Type	Q1-2010	Q2-2010
Prime	12%	7%
Alt-A	47%	34%
Option ARM	15%	21%
Sub-Prime	26%	38%

TWO HARBORS

Portfolio Metrics and Financing

Portfolio Yields and Metrics

Portfolio Yield	Realized Q1-2010	At March 31, 2010	Realized Q2-2010	At June 30, 2010
Annualized yield	4.9%	5.0%	5.4%	5.2%
Agency	3.6%	-	3.5%	-
Non-Agency	10.6%	-	11.3%	-
Cost of financing[1]	0.5%	0.5%	0.6%	0.6%
Net interest spread	4.4%	4.5%	4.8%	4.6%

Portfolio Metrics		Q1-2010	Q2-2010
Agency	Weighted average 3-month CPR	16.2%	12.5%
	Weighted average cost basis	$105.0	$105.7
Non-Agency	Weighted average 3-month CPR	11.6%	12.9%
	Weighted average cost basis	$56.8	$59.2
Change in equity value for +/- 100bps change in interest rates[2]		1.0%	3.5%
Debt-to-Equity[3]		3.6x	3.2x

Financing

Repurchase Agreements: RMBS and Agency Derivatives	Amount ($M)
Within 30 days	$179
30 to 59 days	$176
60 to 89 days	$78
90 to 119 days	$98
Over 120 days	$191
Total	**$722**

Financing Highlights:

- Laddered maturity schedule enhances liquidity profile
- Added three repo counterparties for a total of twelve relationships
- Maturities over 90 days represented 40% of total RMBS borrowings
- Interest rate swaps hedge 35% of RMBS borrowings

TWO HARBORS

(1) Cost of financing excludes interest spread expense associated with the portfolio's interest rate swaps of $0.4 million for the first quarter of 2010 and $0.5 million for the second quarter of 2010. Including this interest spread expense would increase cost of financing by 0.4% for both the first and second quarter of 2010.
(2) Represents range of the percentage change in equity value for +/- 100bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage.
(3) Debt-to-equity as defined as total borrowings to fund RMBS securities and Agency derivatives divided by total equity.